UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 22, 2022

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company	63-0004250
(An Alabama Corporation)
600 North 18th Street
Birmingham, Alabama 35203
(205) 257-1000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Alabama Power Company	5.00% Series Class A Preferred Stock	ALP PR Q	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Alabama Power Company (the “Company”) held its Annual Meeting of Shareholders on April 22, 2022. Shareholders voted as follows on the matters presented for a vote:

1	The nominees for election to the Board of Directors were elected by the holders of the Company’s common stock, preferred stock and Class A Preferred Stock based on the following votes:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes

Angus R. Cooper, III	30,986,715	43,538	40,361	0
Mark A. Crosswhite	30,977,448	52,829	40,337	0
O. B. Grayson Hall, Jr.	30,985,793	44,028	40,793	0
Anthony A. Joseph	30,886,420	142,149	42,044	0
Catherine J. Randall	30,977,299	53,223	40,092	0
Kevin B. Savoy	31,013,696	16,456	40,462	0
R. Mitchell Shackleford, III	31,012,554	17,144	40,916	0
Charisse D. Stokes	31,013,250	17,179	40,185	0
Selwyn M. Vickers	31,011,691	17,130	41,793	0
Phillip M. Webb	31,013,567	16,665	40,382	0

2.	The proposal to approve, on an advisory basis, the Company’s named executive officers’ compensation was approved by the Company’s common shareholder based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,537,500	0	0	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2022	ALABAMA POWER COMPANY

	By:	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary